UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 10, 2014

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 10, 2014, Quality Systems, Inc. (the “Company”) announced that, based on its preliminary review of its financial results, the Company will be below analysts’ consensus expectations on revenues and earnings per share for the Company’s third quarter ended December 31, 2013.

This preliminary review is subject to the completion of financial closing procedures and other developments that may arise between now and the time the financial results for the third quarter are finalized, as well as the completion of the audit of the Company’s 2014 fiscal year. Therefore, actual results may differ materially from this preliminary review. In addition, the above preliminary review does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2013.

Item 2.06 Material Impairments.

In connection with a review of the carrying value of the long-term assets within its Hospital Solutions Division segment, on January 10, 2014, the Company reached a preliminary conclusion that it expects to record a non-cash material charge for the impairment of certain long-term assets, including goodwill, capitalized software costs and acquired technologies, in the Company’s third quarter ended December 31, 2013. At this time, the Company is unable in good faith to make a determination of an estimate of the amount or range of amounts of the impairment charge and will amend this Current Report on Form 8-K to include such amounts when they are determined. The long-term assets within the Hospital Solutions Division segment that are under impairment review have an aggregate net book value of approximately $30 million. The amount of the impairment charge is expected to be all or a portion of the long-term assets of the Hospital Solutions Division segment. The preliminary financial results discussed under Item 2.02 above are partially attributed to this impairment charge.

Item 7.01 Regulation FD Disclosure.

On January 10, 2014, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1, announcing the preliminary financial results and expected impairment charge discussed under Items 2.02 and 2.06 above. The information in this Exhibit 99.1 and in Item 2.02 above shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY SYSTEMS, INC.

Date: January 10, 2014	By:	/S/ PAUL A. HOLT
Paul A. Holt Executive Vice President, Chief Financial Officer

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit No.	Description

99.1	Press Release dated January 10, 2014.